Exhibit 4.3

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 4 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO RULE 144 OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE STOCK

Corporation:	NEURONETICS, INC., a Delaware corporation
Number of Shares:	402,461
Class of Stock:	Series E Preferred Stock
Warrant Price:	$0.6746 per share
Issue Date:	December 20, 2012
Expiration Date:	December 20, 2022 (Subject to Section 4.1)

THIS WARRANT TO PURCHASE STOCK (THIS “WARRANT”) CERTIFIES THAT, for good and valuable consideration, the receipt of which is hereby acknowledged, COMERICA BANK, a Texas banking association, or its assignee (“Holder”), is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the “Shares”) of NEURONETICS, INC. (the “Company”) at the Warrant Price, all as set forth above and as adjusted pursuant to the terms of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

ARTICLE 1

EXERCISE

1.1 Method of Exercise. Holder may exercise this Warrant by a duly executed Notice of Exercise in substantially the form attached as Appendix I to the principal office of the Company (or such other appropriate location as Holder is so instructed by the Company). Holder shall also deliver to the Company a check, wire transfer (to an account designated by the Company) or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased.

1.2 [Reserved].

1.3 Delivery of Certificate and New Warrant. Within 30 days after Holder exercises this Warrant and the Company receives payment of the aggregate Warrant Price, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised and has not expired, a new warrant representing the Shares not so acquired.

1.4 Replacement of Warrants. In the case of loss, theft or destruction of this Warrant, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

1.5 Acquisition of the Company.

1.5.1 “Acquisition.” For the purpose of this Warrant, “Acquisition” means (a) any sale, license, or other disposition of all or substantially all of the assets (including intellectual property) of the Company, or (b) any reorganization, consolidation, merger, sale of the voting securities of the

Company or other transaction or series of related transactions where the holders of the Company’s securities before the transaction or series of related transactions beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction or series of related transactions.

1.5.2 Treatment of Warrant in the Event of an Acquisition. The Company shall give Holder written notice at least 10 days prior to the closing of any proposed Acquisition. Upon consummation of an Acquisition, (a) the Holder shall be entitled to receive an amount, in the same form (cash, securities or other property) as the consideration paid to the holders of the same class and series of stock as the Shares in the Acquisition, equal in value to the number of Shares issuable hereunder, multiplied by the difference between the consideration payable in the Acquisition (including the initial consideration payable at the closing of such Acquisition, along with any additional consideration that becomes payable to the stockholders of the Company upon release from escrow or satisfaction of contingencies and any earn-out payments) payable for one Share and the Warrant Price; and (b) this Warrant, and all rights of the Holder hereunder, shall automatically be terminated immediately upon delivery of such payment.

ARTICLE 2

ADJUSTMENTS TO THE SHARES

2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on its common stock payable in common stock, or other securities, or subdivides the outstanding common stock into a greater amount of common stock, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

2.2 Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company’s Articles/Certificate of Incorporation upon the closing of a registered public offering of the Company’s common stock. The Company or its successor shall promptly issue to Holder a new warrant for such new securities or other property. The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price, the number of securities or property issuable upon exercise of the new warrant and expiration date. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.3 Adjustments for Combinations, Etc. If the outstanding Shares are combined or consolidated, by reclassification, reverse split or otherwise, into a lesser Number of Shares, the Warrant Price shall be proportionately increased. If the outstanding Shares are split or multiplied, by reclassification or otherwise, into a greater Number of Shares, the Warrant Price shall be proportionately decreased.

2.4 Adjustments for Diluting Issuances. In the event of the issuance (a “Diluting Issuance”) by the Company, after the Issue Date of this Warrant, of securities at a price per share less than the Warrant Price, then the number of shares of common stock issuable upon conversion of the Shares shall be adjusted in accordance with those provisions of the Company’s Articles/Certificate of Incorporation, a

copy of which is attached hereto as Exhibit B, which apply to Diluting Issuances as if the Shares were outstanding on the date of such Diluting Issuance. The provisions set forth for the Shares in the Company’s Articles/Certificate of Incorporation relating to the above in effect as of the Issue Date may not be amended, modified or waived, without the prior written consent of Holder unless such amendment, modification or waiver affects the rights associated with the Shares in the same manner as such amendment, modification or waiver affects the rights associated with all other shares of the same series and class as the Shares granted to the Holder Under no circumstances shall the aggregate Warrant Price payable by the Holder upon exercise of this Warrant increase as a result of any adjustment arising from a Diluting Issuance.

2.5 No Impairment. The Company shall not, by amendment of its Articles or Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Article 2 against impairment.

2.6 Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate signed by its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

2.7 Fractional Shares. No fractional Shares shall be issuable upon exercise of this Warrant and the Number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise of this Warrant, the Company shall eliminate such fractional share interest by paying Holder an amount computed by multiplying the fractional interest by the fair market value, as determined by the Company’s Board of Directors, of a full Share.

ARTICLE 3

REPRESENTATIONS AND COVENANTS OF THE COMPANY

3.1 Representations and Warranties. The Company hereby represents and warrants to, and agrees with, the Holder as follows:

3.1.1 The initial Warrant Price referenced on the first page of this Warrant is not greater than the fair market value of the Shares as of the date of this Warrant.

3.1.2 All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

3.1.3 The Company’s capitalization table delivered to Holder as of the Issue Date is true and complete as of the Issue Date.

3.2 Information Rights. So long as the Holder holds this Warrant and/or any of the Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all material communications, information and/or communiqués to the shareholders of the Company, (b) within one hundred twenty (120) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by independent public accountants of recognized standing and (c) within forty-five (45) days after the end of each of the first three quarters of each fiscal year, the Company’s quarterly, unaudited financial statements. In addition, and without limiting the generality of the foregoing, so long as the Holder holds this Warrant and/or any of the Shares, the Company shall afford to the Holder the same access to information concerning the Company and its business and financial condition as would be afforded to a holder of the class of Shares under applicable state law and/or any agreement with any holder of the class of Shares.

3.3 Registration Under the Act. The Company agrees that the Shares or, if the Shares are convertible into common stock of the Company, such common stock, shall be deemed “Registrable Securities” or otherwise entitled to “piggy back” registration rights in accordance with the terms of the that certain Fourth Amended and Restated Investors Rights Agreement between the Company and its investors dated as of May 13, 2011 (the “Agreement”), a copy of which is attached hereto as Exhibit C. The Company agrees that no amendments will be made to the Agreement which would have an adverse impact on Holder’s registration rights hereunder this provision. Holder shall be deemed to be a party to the Agreement solely for the purpose of the above-mentioned registration rights.

ARTICLE 4

MISCELLANEOUS

4.1 Term; Exercise Upon Expiration. This Warrant is exercisable in whole or in part, at any time and from time to time on or before the Expiration Date set forth above. The Company shall give Holder written notice of Holder’s right to exercise this Warrant not less than 90 days before the Expiration Date. If the notice is not so given, the Expiration Date shall automatically be extended until 90 days after the date the Company delivers such notice to Holder. The Company agrees that Holder may terminate this Warrant, upon notice to the Company, at any time in its sole discretion.

4.2 Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 4 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO RULE 144 OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

4.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee. The Company shall not require Comerica Bank (“Bank”) or a Bank Affiliate (as defined herein) to provide an opinion of counsel or investment representation letter if the transfer is to Bank’s parent company, Comerica Incorporated (“Comerica”), or any other affiliate of Bank (“Bank Affiliate”).

4.4 Transfer Procedure. After receipt of the executed Warrant, Bank will transfer all of this Warrant to Comerica Ventures Incorporated, a non-banking subsidiary of Comerica and a Bank Affiliate (“Ventures”). Subject to the provisions of Section 4.3, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the portion of this Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder, if applicable); provided, however, that Holder may transfer all or part of this Warrant to its affiliates, including, without limitation, Ventures, at any time without notice or the delivery of any other instrument to the Company, and such affiliate shall then be entitled to all the rights of Holder under this Warrant and any related agreements, and the Company shall cooperate fully in ensuring that any stock issued upon exercise of this Warrant is issued in the name of the affiliate that exercises this Warrant. The terms and conditions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective permitted successors and assigns.

4.5 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, or sent via a nationally recognized overnight courier service, fee prepaid, or on the first business day after transmission by facsimile, at such address or facsimile number as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time. Effective upon the receipt of executed Warrant and initial transfer described in Article 5.4 above, all notices to the Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

Comerica Ventures Incorporated

Attn: Warrant Administrator

1717 Main Street, 5th Floor, MC 6406

Dallas, Texas 75201

Facsimile No. (214) 462-4459

All notices to the Company shall be addressed as follows:

NEURONETICS, INC.

31 General Warren Blvd.

Malvern, PA 19355

Attn: Chief Financial Officer

FAX: (610) 640-4206

4.6 Amendments; Waiver. This Warrant and any term hereof may be amended, changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such amendment, change, waiver, discharge or termination is sought.

4.7 Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

4.8 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law.

4.9 Confidentiality. The Company hereby agrees to keep the terms and conditions of this Warrant confidential. Notwithstanding the foregoing confidentiality obligation, the Company may disclose information relating to this Warrant as required by law, rule, regulation, court order or other legal authority, provided that (i) the Company has given Holder at least ten (10) days’ notice of such required disclosure, and (ii) the Company only discloses information that is required, in the opinion of counsel reasonably satisfactory to Holder, to be disclosed.

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NEURONETICS, INC.

By:

Name:

Title:

APPENDIX I

NOTICE OF EXERCISE

1. The undersigned hereby elects to purchase                      shares of the                      stock of NEURONETICS, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

Comerica Ventures Incorporated

Attn: Warrant Administrator

1717 Main Street, 5th Floor, MC 6406

Dallas, Texas 75201

Facsimile No. (214) 462-4459

3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

COMERICA VENTURES INCORPORATED or Assignee
(Signature)
(Name and Title)
(Date)

Exhibit A

Reserved

Exhibit B

Certificate of Incorporation (including all amendments thereto) – ATTACHED HERETO

Exhibit C

Fourth Amended and Restated Investors Rights Agreement between the Company and its investors dated as of May 13, 2011 (including all amendments thereto) – ATTACHED HERETO